UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 11, 2005

Q COMM INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Utah
(State or other jurisdiction of incorporation)

001-31718	87-0674277
(Commission File Number)	(IRS Employer Identification No.)

510 East Technology Avenue, Building C
Orem, Utah	84097
(Address of principal executive offices)	(Zip Code)

(801) 226-4222
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant

On October 6, 2005, Q Comm International, Inc. (the Company) engaged Hansen, Barnett & Maxwell, Salt Lake City, Utah as an independent registered public accounting firm for the Company to audit and report on the Company’s consolidated financial statements for the year ending December 31, 2005, and to review the Company’s quarterly unaudited condensed consolidated financial statements beginning with the quarter ended September 30, 2005.

Tanner LC declined to stand for re-election as the Company’s independent registered public accounting firm effective October 5, 2005. Tanner LC reported on the Company’s consolidated financial statements for the year ended December 31, 2004, and reviewed the Company’s unaudited condensed consolidated financial statements for the quarterly periods ended September 30, 2004, March 31, 2005 and June 30, 2005. For these periods and up to October 5, 2005 there were no disagreements with Tanner LC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Tanner LC, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

The audit report of Tanner LC, dated March 29, 2005, except for Notes 9, 14, 16 and 17, which are dated August 9, 2005, on the Company’s consolidated financial statements as of December 31, 2004 and for the year then ended, did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. In addition to its engagement as the Company’s independent registered public accounting firm, Tanner LC prepared the Company’s federal and state income tax filings for the year ended December 31, 2004.

There were no reportable events (as defined in the Regulation S-K Item 304(a)(1)(v)) during the year ended December 31, 2004 or the subsequent interim periods through October 5, 2005, except that Tanner LC reported in a letter to the Company’s Audit Committee, dated March 23, 2005, that it had identified deficiencies that existed in the design or operation of the Company’s internal control over financial reporting that it considered to be “significant deficiencies” and “material weaknesses.” These significant deficiencies and material weakness in the Company’s internal controls relate to lack of segregation of incompatible duties, lack of timely reconciliation of general ledger accounts (including cash), lack of controls over inventory (including the potential for employees to purposefully or inadvertently delete PIN’s without authorization or systems control), inadequate monitoring of accounting for acquisitions, and inadequate review and accounting for impairment of intangible assets. Additionally, there were significant deficiencies and material weakness in the Company’s internal control over the preparation of certain disclosures in the footnotes to the financial statements, including those related to the stock option disclosures required by SFAS No.148 and income tax disclosures required by SFAS No.109. The Company has disclosed these significant deficiencies and material weaknesses to the Company’s Audit Committee and Board of Directors. The Company has authorized Tanner LC to respond fully to any inquiries by Hansen, Barnett & Maxwell regarding significant deficiencies or material weaknesses in internal controls.

Additional effort is needed to fully remedy these significant deficiencies and material weaknesses and the Company is continuing its efforts to improve and strengthen its internal controls over accounting and financial reporting. The Company’s Audit Committee will continue to work with the Company’s management and outside advisors with the goal to implement internal controls over financial reporting that are adequate and effective.

The Company has provided Tanner LC with a copy of the foregoing disclosure. A letter addressed to the SEC by Tanner LC stating that it agrees with, or is not in a position to agree or disagree with respect to, the above statements made by the Company is attached hereto as an exhibit.

No consultations occurred between the Company and Hansen, Barnett & Maxwell during the two most recent fiscal years and any subsequent interim period prior to Hansen, Barnett & Maxwell’s appointment as the Company’s independent registered public accounting firm regarding either (i) the application of accounting principles to a specific completed or contemplated transaction, the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or other information provided that was considered by the Company in reaching a decision as to an accounting, auditing, or financial reporting issue, or (ii) any matter that was the subject of disagreement or a reportable event requiring disclosure under Item 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, as the case may be.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits

Exhibit Number	Description

16.1	Letter from Tanner LC to the United States Securities and Exchange Commission, dated October 18, 2005 regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 18, 2005	Q Comm International, Inc.

/s/ Mark W. Robinson

Mark W. Robinson
Chief Financial Officer

EXHIBIT INDEX
Exhibit Number	Description

16.1	Letter from Tanner LC to the United States Securities and Exchange Commission, dated October 18, 2005 regarding change in certifying accountant.